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                                                                    EXHIBIT 99.2

PROXY

                       SANTA FE PACIFIC GOLD CORPORATION

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
               MEETING OF STOCKHOLDERS TO BE HELD ON      , 1997

  The undersigned, a holder of record shares of common stock, par value $.01 per share (the "SFPG Common Stock"), of Santa Fe Pacific Gold Corporation ("SFPG") appoints Bruce D. Hansen, David A. Smith, and Wayne Jarke, or any of them, proxies for the undersigned, each with full power of substitution, to
attend the Special Meeting of stockholders of SFPG to be held on       , at
a.m., Mountain Time, at          and at any postponements or adjournments
thereof, and to vote all the shares of common stock of SFPG which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 10, 1997, AMONG NEWMONT MINING CORPORATION, MIDTOWN TWO CORP. AND SFPG, AS IT MAY BE AMENDED (THE "MERGER AGREEMENT").

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

  YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
           SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
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                                                               EXHIBIT 99.2
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                                                                     Please mark
                                                              [X]     your votes
                                                                    as indicated


1. The Proposal to approve and adopt the Merger Agreement.

      FOR       AGAINST      ABSTAIN
      [  ]        [  ]        [  ]


Proxies can only be given by SFPG stockholders of record on the Record Date. Please sign your name below exactly as it appears on your stock certificate(s) on the Record Date or on the label affixed hereto. When SFPG Common Stock is held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized per-son.

BY EXECUTION OF THIS PROXY THE UNDERSIGNED HEREBY AUTHORIZES SUCH PROXIES OR THEIR SUBSTITUTES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND OF THE JOINT PROXY STATEMENT/PROSPECTUS.

Signature(s) _______ _________________ Dated ____________________________, 1997

Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.